Exhibit 15.2

AUDIT ALLIANCE LLP®
A Top 18 Audit Firm
10 Anson Road, #20-16 International Plaza, Singapore 079903.

UEN: T12LL1223B GST Reg No: M90367663E Tel: (65) 6227 5428

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference of our report dated March 3, 2025, relating to the consolidated financial statements of Jiuzi Holdings Inc. and its subsidiaries (the “Company”) for the years ended October 31, 2024 and 2023, appearing in the Annual Report on Form 20-F of the Company.

We also consent to the reference to our firm under the heading “Experts”.

/s/ Audit Alliance LLP

Singapore

March 3, 2025